EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. Three to the Registration Statement on Form S-11 of our report dated March 7, 2011, relating to the consolidated financial statements of Macquarie CNL Global Income Trust, Inc., which appear in Macquarie CNL Global Income Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Orlando, Florida

September 7, 2011